                                                                 Exhibit (d)(1)

                        INVESTMENT MANAGEMENT AGREEMENT

   AGREEMENT made as of this __ day of __________, 2007 between Barclays Global Fund Advisors, a corporation organized under the laws of the State of California (the "Adviser"), and Barclays Foundry Investment Trust, a statutory trust organized under the laws of the State of Delaware (the "Trust").

   WHEREAS, the Adviser is principally engaged in the business of rendering investment management services and is registered as an investment adviser under the Investment Advisers Act of 1940 (the "Advisers Act"); and

   WHEREAS, the Trust proposes to engage in the business of an investment company and is registered as such under the Investment Company Act of 1940 (the "1940 Act"); and

   WHEREAS, the Trust is authorized to issue shares of beneficial interest in separate series with each such series representing interests in a separate portfolio of securities and other assets; and

   WHEREAS, the Trust intends initially to offer shares representing interests in each of the separate series listed on Schedule A attached hereto (each, an "Initial Fund" and collectively, the "Initial Funds"); and

   WHEREAS, the Trust desires to appoint the Adviser to serve as the investment adviser with respect to each of the Initial Funds; and

   WHEREAS, the Trust may, from time to time, offer shares representing interests in one or more additional series (each, an "Additional Fund" and collectively, the "Additional Funds"); and

   WHEREAS, the Trust may desire to appoint the Adviser as the investment adviser with respect to one or more of the "Additional Funds" (each such Additional Fund and Initial Fund being referred to herein individually as a "Fund" and collectively as the "Funds");

   NOW THEREFORE, the parties hereto hereby agree as follows:

1. APPOINTMENT OF THE ADVISER

   The Trust hereby appoints the Adviser to act as investment manager for the Initial Funds for the period and on terms set forth herein. The Adviser accepts such appointment and agrees to render such services for the compensation set forth herein. In the event that the Trust desires to retain the Adviser to render services hereunder with respect to an Additional Fund, and the Adviser is willing to render such services, Schedule A shall be amended in accordance with Section 8, paragraph b herein, whereupon such Additional Fund shall become a Fund hereunder.

2. DUTIES OF THE ADVISER

   The Adviser, at its own expense shall: (i) furnish continuously an investment program for each Fund; (ii) manage the investment and reinvestment of Fund assets; (iii) determine what investments shall be purchased, held, sold or exchanged for each Fund and what portion, if any, of the assets of each Fund shall be held uninvested; (iv) make changes on behalf of the Trust in the investments for each Fund; (v) provide the Trust with records concerning the Adviser's activities that the Trust is required to maintain; and (vi) render reports to the Trust's officers and Board of Trustees concerning the Adviser's discharge of the foregoing responsibilities. In addition, the Adviser will arrange for other necessary services to each Fund, including custodial, transfer agency, administration and principal underwriting services, but excluding distribution services (e.g., services the expenses for which would be required to be paid out of Fund assets pursuant to a plan adopted pursuant to Rule 12b-1 under the 1940
   Act), shareholder servicing services and shareholder processing services (the "Excluded Services"). The Adviser shall furnish to the Trust all office facilities, equipment, services and executive and administrative personnel necessary for managing the investment program of the Trust for each Fund. The Adviser may at its expense employ others to provide all or any part of such facilities and personnel.

   In rendering the services to be provided pursuant to this Agreement with respect to a Fund, the Adviser may, from time to time, engage or associate itself with such persons or entities (including affiliates of the Adviser) as it determines is necessary or convenient in its sole discretion and may contract with such persons or entities to obtain investment advisory or sub-advisory services, custodial services, transfer agency services, administration or sub-administration services, and/or principal underwriting services, or such other services or information as the Adviser deems appropriate for the Fund. The Adviser shall continue to supervise and monitor the performance of services provided by any such person or entity. The Adviser shall remain fully liable, subject to the provisions of
   Section 6 herein, for any services that are provided by any such person or entity to the Fund pursuant to a contract between the Adviser and that person or entity.

   The Adviser shall discharge the foregoing responsibilities subject to the oversight of the Board of Trustees of the Trust and in compliance with such policies as the Trustees may from time to time establish, each Fund's investment objective and policies, as set forth in the then current prospectus and statement of additional information for such Fund contained in the Trust's Registration Statement on Form N-1A, as such prospectus and statement of additional information is amended or supplemented from time to time, and applicable laws and regulations. Further, any arrangement entered into by the Adviser pursuant to the immediately preceding paragraph shall, to the extent required by law (including the 1940
   Act), be subject to approval by the Board of the Trustees of the Trust, including approval by a majority of the Trustees who are not "interested persons" (as defined in the Act) of the Trust (the "Independent Trustees").

3. CERTAIN RECORDS AND REPORTS

   Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 under the 1940 Act that are prepared or maintained by the Adviser (or any sub-adviser) on behalf of the Trust are the property of the Trust and will be surrendered promptly to the Trust at its request (the "Records"). The Adviser agrees to preserve the Records for the periods prescribed in Rule 31a-2 under the 1940 Act. The Trust and the Adviser agree to furnish to each other, if applicable, current prospectuses, proxy statements, reports to shareholders, certified copies of their financial statements, and such other information with regard to their affairs as each may reasonably request.

4. MANAGEMENT FEES; FUND EXPENSES

   For the services to be provided by the Adviser hereunder with respect to a Fund, the Trust shall pay to the Adviser a fee at the rate set forth opposite such Fund's name on Schedule A attached hereto, provided that the Trust shall not be obligated to pay any such fee until the commencement of such Fund's investment operations. Schedule A shall be amended from time to time to reflect the addition and/or termination of any Fund as a Fund hereunder and to reflect any change in the management fees payable with respect to any Fund duly approved in accordance with Section 8, paragraph b hereunder. All fees payable hereunder shall be accrued daily and paid as soon as practical after the last day of each month. In any case of commencement of investment operations or termination of this Agreement with respect to any Fund during any month, the fee with respect to such Fund for that month shall be reduced proportionately based upon the number of calendar days during which it is in effect, and the fee shall be computed upon the average daily net assets of such Fund for the days during which it is in effect.

   The Adviser agrees to pay (or if paid by the Trust, the Adviser agrees to promptly reimburse the Trust for) all expenses incurred by the Trust except for: (i) interest; (ii) taxes; (iii) brokerage and investment expenses, and other expenses connected with the execution of portfolio transactions, including without limitation any "Acquired Fund" (as such term is used in Form N-1A under the 1940 Act) fees and expenses, and the costs of short sale dividends (if any); (iv) fees and expenses incurred in connection with the Excluded Services; (v) the compensation of the Independent Trustees;
   (vi) travel and other expenses of the Independent Trustees in connection with their attendance at Board and other meetings relating to the Trust;
   (vii) fees and expenses of legal counsel for the Independent Trustees;
   (vii) fees and expenses of independent auditors; (viii) litigation and indemnification expenses; and (ix) extraordinary expenses.

5. PORTFOLIO TRANSACTIONS

   In connection with the management of the investment and reinvestment of Fund assets pursuant to this Agreement, the Adviser, acting by its own officers, directors or employees, is authorized to select the brokers or dealers (including brokers and dealers that are affiliated with the Adviser or the Trust's principal underwriter) that will execute purchase and sale transactions for the Trust. In executing portfolio transactions and selecting brokers or dealers, if any, the Adviser will use its best efforts to seek on behalf of a Fund the best overall terms available, as described from time to time in the Trust's Registration Statement. In assessing the best overall terms available for any transaction, the Adviser shall consider all factors it deems relevant, including the breadth of the market in and the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any (for the specific transaction and on a continuing basis). In evaluating the best overall terms available, and in selecting the broker or dealer, if any, to execute a particular transaction, the Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the 1934 Act) provided to any Fund of the Trust. The Adviser may pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting the transaction if, but only if, the Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided. The Trust acknowledges that any such research may be useful to the Adviser in connection with other accounts managed by it. Brokerage transactions for the Trust may be effected through affiliates of the Adviser if approved by the Board of Trustees, subject to applicable rules and regulations. The Adviser will promptly communicate to the officers and the Trustees of the Trust such information relating to Fund transactions as they may reasonably request.

   Whenever the Adviser deems the purchase or sale of an investment to be in the best interest of a Fund as well as other clients of the Adviser or its affiliates, the Adviser may, but shall not be obligated to, aggregate the investments to be so purchased or sold in order to seek to obtain the best execution and lower brokerage commissions, if any. Allocation of any investments so purchased or sold, as well as the expenses incurred in the transaction, shall be made by the Adviser in the manner that it considers to be equitable and in accordance with applicable law.

6. LIABILITY OF ADVISER

   Neither the Adviser nor its officers, directors, employees, agents, affiliated persons or controlling persons or assigns (the "Adviser Parties") shall be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or its shareholders in connection with the matters to which this Agreement relates; provided that no provision of this Agreement shall be deemed to protect any Adviser Party against any liability to the Trust or its shareholders resulting from any willful misfeasance, bad faith or gross negligence in the performance of its duties or obligations hereunder, the reckless disregard of its duties or obligations hereunder, or breach of its fiduciary duty to the Trust, any Fund or its shareholders, provided, further, that the provisions of this Section 6 shall not be construed so as to relieve (or attempt to relieve) any Adviser Party of any liability (including liability under U.S. federal or state securities laws, including the Advisers Act, which, under certain circumstances, impose liability even on persons that act in good faith), to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law.

7. FORCE MAJEURE

   Notwithstanding any other provision of this Agreement, Adviser shall not be liable for any loss suffered by the Trust or its shareholders caused directly or indirectly by circumstances beyond Adviser's reasonable control including, without limitation, government restrictions, exchange or market rulings, suspensions of trading, acts of civil or military authority, national emergencies, labor difficulties, fires, earthquakes, floods or other catastrophes, acts of God, wars, riots or failures of communication or power supply.

8. DURATION, TERMINATION AND AMENDMENT

       a. DURATION. This Agreement shall become effective with respect to each Initial Fund on the date hereof and, with respect to any Additional Fund, on the date Schedule A is amended to reflect such Additional Fund in accordance with paragraph b below. Unless terminated in accordance with this Section 8, the Agreement shall remain in full force and effect until March 31, 2009 with respect to each Initial Fund and, with respect to each Additional Fund, for two years from the date on which such Fund becomes a Fund hereunder. Subsequent to such initial periods of effectiveness, this Agreement shall continue in full force and effect for periods of one year thereafter with respect to each Fund so long as such continuance with respect to such Fund is specifically approved at least annually (i) by either the Board of Trustees of the Trust or by vote of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of such Fund, and (ii), in either event, by the vote of a majority of the Independent Trustees of the Trust, cast in person at a meeting called for the purpose of voting on such approval. If the shareholders of any Fund fail to approve the Agreement as provided herein, the Adviser may continue to serve hereunder in the manner and to the extent permitted by the 1940 Act and rules and regulations thereunder. The foregoing requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder.

       b. AMENDMENT. Any amendment to this Agreement shall become effective with respect to a Fund upon approval of the Adviser, the Board of Trustees of the Trust, including a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting such approval and, if required under the 1940 Act, a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund (or such later date as so approved).

       c. APPROVAL, AMENDMENT OR TERMINATION BY A FUND. Any approval, amendment or termination of this Agreement with respect to a Fund will not require the approval of any other Fund or the approval of a majority of the outstanding voting securities of the Trust, unless such approval is required by applicable law.

       d. AUTOMATIC TERMINATION. This Agreement shall automatically and immediately terminate with respect to any Fund in the event of its "assignment" (as defined in the 1940 Act) with respect to that Fund.

       e. TERMINATION. This Agreement may be terminated with respect to any Fund at any time, without payment of any penalty, by vote of the Board of Trustees of the Trust or by vote of "a majority of the outstanding voting securities" (as defined in the 1940 Act) of that Fund, or by the Adviser, in each case on not less than 30 days' nor more than 60 days' prior written notice to the other party.

9. SERVICES NOT EXCLUSIVE

   The services of the Adviser to the Trust hereunder are not to be deemed exclusive, and the Adviser shall be free to render similar services to others so long as its services hereunder are not impaired thereby. The Adviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

10.LIMITATION OF LIABILITY

   The obligations and expenses incurred, contracted for or otherwise existing with respect to a Fund shall be enforced against the assets of such Fund or applicable class thereof and not against the assets of any other class or any other Fund. It is understood and expressly stipulated that neither the shareholders of a Fund nor the Trustees of the Trust shall be personally liable hereunder.

11. MISCELLANEOUS

       a. NOTICE. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate in writing for the receipt of such notices.

       b. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder shall not be thereby affected.

       c. APPLICABLE LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

       d. EXECUTION BY COUNTERPART. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement.

       e. SURVIVAL AFTER TERMINATION. The rights and obligations set forth in Sections 6 and 10 shall survive the termination of this Agreement.

       f. PERMISSIBLE INTERESTS. Trustees, officers, agents and shareholders of the Trust are or may be interested in the Adviser (or any successor thereof) as directors, partners, officers, agents, shareholders or otherwise; directors, partners, officers, agents and shareholders of the Adviser are or may be interested in the Trust as Trustees, officers, agents, shareholders or otherwise; and the Adviser (or any successor thereof) is or may be interested in the Trust as a shareholder or otherwise.

       g. SEPARATE AGREEMENT. The parties hereto acknowledge that certain provisions of the 1940 Act treat each series of shares of an investment company as a separate investment company. Accordingly, the parties hereto acknowledge and agree that, to the extent deemed appropriate and consistent with the 1940 Act, this Agreement shall be deemed to constitute a separate agreement between the Adviser and each Fund.

   IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed as of the date first set forth above.

                                           BARCLAYS FOUNDRY INVESTMENT TRUST

                                           By:
                                                  -----------------------------
                                                  H. Michael Williams
                                           Title: President

                                           BARCLAYS GLOBAL FUND ADVISORS

                                           By:
                                                  -----------------------------
                                                  Lee T. Kranefuss
                                           Title: Managing Director

                                           By:
                                                  -----------------------------
                                                  H. Michael Williams
                                           Title: Managing Director

Approved by the Board of Trustees of Barclays Foundry Investment Trust on August 15-16, 2007.

                                  Schedule A
                                    to the
                Investment Management Agreement dated __, 2007
                                    between
                         Barclays Global Fund Advisors
                                      and
                       Barclays Foundry Investment Trust

   Pursuant to Section 4, the Trust shall pay the Adviser compensation at the following annual rates, expressed as a percentage of average daily net assets:

         Fund                                               Annual Fee
         ----                                               ----------
         LifePath(R) Index Retirement Portfolio                0.20%
         LifePath(R) Index 2010 Portfolio                      0.20%
         LifePath(R) Index 2020 Portfolio                      0.20%
         LifePath(R) Index 2030 Portfolio                      0.20%
         LifePath(R) Index 2040 Portfolio                      0.20%

   Approved by the Board of Trustees of Barclays Foundry Investment Trust on August 15-16, 2007.